NONQUALIFIED STOCK OPTION AGREEMENT
                         FOR DISCOUNTED NON-PLAN OPTION


This Nonqualified Stock Option Agreement for Discounted Non-Plan Option ("Agreement") is executed by and between Epitope, Inc., an Oregon corporation ("Epitope") and Robert D. Thompson ("Participant"), effective as of the Grant Date, as defined below. This Agreement and the Option evidenced by this Agreement are not granted under or subject in any way to the Epitope, Inc., 1991 Stock Award Plan or the Epitope, Inc. 2000 Stock Award Plan (the "Plans").

                                  INTRODUCTION

Capitalized terms not otherwise defined have the definitions assigned in Section 14 of this Agreement.

Participant has been hired by Epitope as its Chief Executive Officer. As a term of his employment, the board of directors of Epitope has authorized the grant of a nonqualified stock option to Participant, so that Participant will have a significant financial interest in Epitope's success.

                                    AGREEMENT

The parties agree as follows:

1.    GRANT OF OPTION.

Subject to the terms and conditions of this Agreement, Epitope has granted to Participant as of January 5, 2000 (the "Grant Date"), an Option to purchase
375,000 Shares (the "Option Shares") from Epitope at an exercise price of $4.5930 per share.

2.    OPTION TYPE AND TERM.

      2.1 TYPE OF OPTION. The Option is not intended to be an incentive stock option as described in Internal Revenue Code Section 422.

      2.2 TERM. The term of the Option will be ten years from the Grant Date, unless earlier terminated pursuant to this Agreement.

      2.3 VESTING. Except as otherwise provided in this Agreement, the Option shall be vested as to, and accordingly may be exercised from time to time during the term to purchase, Shares up to the following limits during the periods indicated following the Grant Date:

            (a) During the period from the Grant Date to January 5, 2001 (the "First Anniversary"), no portion of the Option will be vested;

            (b) Effective as of the First Anniversary, the Option will become vested as to one-third (1/3) of the total number of the Option Shares; and

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            (c)  Effective  as of the  5th  day  of  February  2001,  and on the
corresponding day of each succeeding calendar month, the Option will become vested as to one-twenty-fourth (1/24) of the Option Shares that did not become vested pursuant to the foregoing paragraph (b).

      2.4 RIGHTS AS SHAREHOLDER. Participant shall not have any rights as a shareholder with respect to Shares subject to this Agreement until such Shares are issued in the name of Participant.

3.    EMPLOYMENT REQUIREMENT.

      3.1 GENERAL. Except as provided in Section 4 of this Agreement, the Option may not be exercised and shall not be deemed vested unless the Participant is employed by Epitope and/or one or more of its Subsidiaries (an "Employer") continuously for at least one year after the Grant Date, unless employment is terminated by death, Disability, or Retirement. "Employment" for purposes of the Option shall include periods of illness or other leaves of absence authorized by Employer.

      3.2 NO EMPLOYMENT CONTRACT. The Option shall not constitute a contract of employment of Participant by any Employer.

      3.3 EXPIRATION AFTER TERMINATION OF EMPLOYMENT. If Participant ceases to be an active employee of any Employer, the right to exercise the Option shall expire at the end of the following periods:

            After Termination
              On Account Of                              Period
              -------------                              ------

              Death                                      1 year
              Retirement                                 5 years
              Disability                                 1 year
              Any other reason                           1 year

      3.4 EFFECT OF TERMINATION ON VESTING. Subject to Section 3.1, the Option shall continue vesting in accordance with Section 2.3 for 90 days following termination of employment and shall then cease vesting. The Shares as to which the Option is exercisable under Section 3.3 shall be those as to which the Option is vested at the time of exercise.

4.    ACCELERATION OF EXERCISABILITY.

Upon a Change in Control Date occurring while Participant is employed by Employer or within 90 days after termination of employment, the Option shall become immediately and fully vested and exercisable as to all Shares covered by the Option. A Change in Control Date occurring more than 90 days after termination of employment shall not cause the Option to become vested as to additional Shares.

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5.    SERVICE PERIODS.

The periods of service as an employee in connection with the grant of the Option are as follows:

      5.1 FIRST YEAR. The portion of the Option vesting pursuant to Section 2.3(b) is in connection with services to be performed in the one-year period commencing on the Grant Date.

      5.2 ADDITIONAL YEARS. The portions of the Option vesting in monthly installments pursuant to Section 2.3(c) are respectively in connection with services to be performed in the consecutive monthly periods ending immediately before each monthly vesting date.

6.    METHOD OF EXERCISE.

      6.1 EXERCISE OF OPTION. The Option, or a portion thereof, may be exercised, to the extent it has become exercisable pursuant to the terms of this Agreement, by delivery of written notice to Epitope in the form attached hereto stating the number of Shares, form of payment, and proposed date of closing.

      6.2 OTHER DOCUMENTS. Participant shall furnish Epitope, before closing of any exercise of the Option, such other documents or representations as Epitope may require to assure compliance with applicable laws and regulations.

      6.3 PAYMENT. The exercise price for the Shares purchased upon exercise of the Option shall be paid in full at or before closing by one or a combination of the following:

            (a) Payment in cash;

            (b) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                  (i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Epitope in payment of all or a part of the exercise price and withholding taxes due; or

                  (ii) To pledge  Shares  subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Epitope in payment of all or a part of the exercise price and withholding taxes due; or

            (c) Delivery of previously acquired Shares having a Fair Market Value at least equal to the exercise price.

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      6.4 PREVIOUSLY  ACQUIRED  SHARES.  Delivery of previously  acquired Shares surrendered in full or partial payment of the exercise price of the Option, or any portion thereof, shall be subject to the following conditions:

            (a) The Shares tendered shall be in good delivery form;

            (b) The Fair Market Value of the Shares, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

            (c) Any Shares remaining after satisfying payment of the exercise price shall be reissued in the same manner as the Shares tendered; and

            (d) No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy payment of the exercise price.

7.    TRANSFERABILITY.

      7.1 RESTRICTION.

            (a) The Option is not transferable by Participant other than by testamentary will or the laws of descent and distribution and, during Participant's lifetime, may be exercised only by Participant or Participant's guardian or legal representative;

            (b) No assignment or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right; and

            (c) Immediately upon any attempt to assign or transfer the Option, the Option shall terminate and be of no force or effect.

      7.2 EXERCISE IN THE EVENT OF DEATH OR DISABILITY. Whenever the word "Participant" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to Participant's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

8.    SECURITIES LAWS.

Epitope shall not be required to distribute any Shares upon exercise of the Option, or any portion thereof, until Epitope shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable federal or state securities laws.

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9.    TAX REIMBURSEMENT.

In the event any withholding or similar tax liability is imposed on Epitope in connection with or with respect to the exercise of the Option governed by this Agreement or the disposition by Participant of the Shares acquired upon exercise of the Option, Participant agrees to pay to Epitope an amount sufficient to satisfy such tax liability.

10.   CONDITIONS PRECEDENT.

Epitope will use its best efforts to obtain any required approvals of the Option by any state or federal agency or authority that Epitope determines has jurisdiction. If Epitope determines that any required approval cannot be obtained, the Option will terminate on notice to Participant to that effect.

11.   TERMINATION FOR CAUSE; COMPETITION.

      11.1 ANNULMENT OF AWARDS. The grant of the Option governed by this Agreement is provisional until Participant becomes entitled to a certificate for Shares in settlement thereof. In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 9.1, the term "for cause" shall have the meaning set forth in Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Epitope or for other job performance or conduct which is materially detrimental to the best interests of Epitope, as determined by the Committee.

      11.2 ENGAGING IN COMPETITION WITH EPITOPE. If Participant terminates employment with Epitope or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Epitope, the Committee, in its sole discretion, may require Participant to return to Epitope the economic value of the Option that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant's termination of employment with the Employer.

12.   SUCCESSORSHIP.

Subject to the restrictions on transferability of the Option set forth in this Agreement, this Agreement shall be binding upon and benefit the parties, their successors, and assigns.

13.   ADJUSTMENTS BY COMMITTEE.

In the event of any change in capitalization affecting the common stock of Epitope, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the common stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the shares covered by the Option granted by this Agreement, and the price

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per Share in respect of the Option. The Committee may also make such adjustments in the number of Shares covered by, and price or value of, the Option in the event of a spin-off or other distribution (other than normal cash dividends) of Epitope assets to shareholders.

14.   DEFINED TERMS.

When used in this Agreement, the following terms shall have the meanings specified below:

      14.1 "ACQUIRING PERSON" shall mean any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the date of the Agreement; provided, however, that the term Acquiring Person shall not include:

            (a) Epitope or any of its Subsidiaries;

            (b) Any employee benefit plan of Epitope or any of its Subsidiaries;

            (c) Any entity holding voting capital stock of Epitope for or pursuant to the terms of any such employee benefit plan, or

            (d) Any person or group solely because such person or group has voting power with respect to capital stock of Epitope arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

      14.2 "CHANGE IN CONTROL" shall mean:

            (a) A change in control of Epitope of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of the Agreement pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

            (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Epitope's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

            (c) There shall be consummated (i) any consolidation or merger of Epitope in which Epitope is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or

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      other  property,  other than a merger of  Epitope in which the  holders of
      Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Epitope; or

            (d) Approval by the shareholders of Epitope of any plan or proposal for the liquidation or dissolution of Epitope.

      14.3 "CHANGE IN CONTROL DATE" shall mean the first date following the date of the Agreement on which a Change in Control has occurred.

      14.4 "COMMITTEE" shall mean the executive compensation committee of the board of directors of Epitope.

      14.5 "COMMON STOCK" shall mean the Common Stock, no par value, of Epitope or any security of Epitope issued in substitution, exchange, or in lieu of such stock.

      14.6 "DISABILITY" shall mean the condition of being "disabled" within the meaning of Section 422(c)(6) of the Internal Revenue Code.

      14.7 "FAIR MARKET VALUE" shall mean, with respect to the Shares, on a particular day, the mean between the reported high and low sale prices, or, if there is no sale on such day, the mean between the reported bid and asked prices, of Shares of the applicable class on that day, or, if that day is not a trading day, the last prior trading day, on the securities exchange or authorized interdealer quotation system on which such Shares have been traded.

      14.8 "OPTION" means the Nonqualified Stock Option granted to Participant evidenced by the Agreement.

      14.9 "RETIREMENT" shall mean retirement from active employment with Epitope and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee.

      14.10 "SHARE" shall mean a share of Common Stock.

      14.11 "SUBSIDIARY" shall mean a subsidiary corporation of Epitope within the meaning of Section 425 of the Internal Revenue Code, namely any corporation in which Epitope directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

      14.12 "VOTING SECURITIES" shall mean Epitope's issued and outstanding securities ordinarily having the right to vote at elections for Epitope's board of directors.

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15.   NOTICES.

Any notices regarding the Option shall be in writing and shall be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address maintained in Epitope's records or to such other address as a party may certify by notice to the other party.

16.   GOVERNING LAW.

Except with respect to references to the Internal Revenue Code or federal securities laws, this Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.

17.   DETERMINATION BY COMMITTEE.

The Committee shall have authority to construe and interpret any provision of this Agreement. Decisions of the Committee as to the construction and interpretation of this Agreement will be final, conclusive, and binding on Epitope and Participant.

Epitope, Inc.


By:    /s/ Charles Bergeron                /s/ Robert D. Thompson
       -------------------------------     ---------------------------------
Title: Chief Finanical Officer             Robert D. Thompson





Attachment:  Exercise Form


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